UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

September 12, 2016
Date of Report (Date of earliest event reported)

Pitney Bowes Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3579	06-0495050
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

3001 Summer Street
Stamford, Connecticut 06926-0700
(Address of principal executive offices)

(203) 356-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE

In connection with fixed-income investor telephone conferences, Pitney Bowes Inc. (the “Company”) is announcing that it intends to cause its subsidiary, Pitney Bowes International Holdings, Inc. (“PBIH”), to redeem all 300,000 outstanding shares of its perpetual voting preferred stock, having an aggregate stated value and liquidation preference of $300,000,000. These shares entitle their holders to cumulative dividends when, as and if declared by PBIH’s board of directors out of legally available funds, at an annual rate of 6.125% of the shares’ stated value through October 29, 2016 and at an annual rate of 9.1875% of the shares’ stated value from October 30, 2016 through April 29, 2017 (or, if earlier, through the business day prior to the date of redemption), subject to further increases if the shares remain outstanding after such time or a covenant default occurs. The shares become redeemable at PBIH’s option on October 30, 2016. PBIH is expected to announce the date by which it intends to redeem such shares at least 30 days in advance. The Company expects to fund the redemption with the proceeds of an issuance of dollar-denominated, intermediate maturity, registered senior unsecured notes, subject to market conditions, together with cash on hand (if applicable).

In addition, the Company hereby provides supplemental information regarding EBIT, EBIT margin, EBITDA, EBITDA margin, free cash flow and revenue excluding divested businesses and currency effects. A copy of this information is furnished as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

In accordance with General Instruction B.2. of this Current Report on Form 8-K, the information presented herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Supplemental information provided on September 12, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2016	Pitney Bowes Inc. By: /s/ Debbie D. Salce Name: Debbie D. Salce Title: Vice President and Treasurer